UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 10, 2009
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 10, 2009, The Goldman Sachs Group, Inc. (the firm) announced that its Board of Directors has approved the following actions with respect to 2009 compensation:
•	The firm’s entire 30-person management committee, which comprises all global divisional and regional leadership, will receive 100 percent of their discretionary compensation in the form of Shares at Risk, which are subject to restrictions for five years. Discretionary compensation represents the vast majority of senior management’s compensation and is directly tied to the firm’s overall performance.

•	Shares at Risk cannot be sold for five years, in addition to other restrictions.

•	The five-year holding period on Shares at Risk includes an enhanced recapture provision that will permit the firm to recapture the shares in cases where the employee engaged in materially improper risk analysis or failed sufficiently to raise concerns about risks. Enhancing the firm’s recapture provision is intended to ensure that the firm’s employees are accountable for the future impact of their decisions, to reinforce the importance of risk controls to the firm and to make clear that the firm’s compensation practices do not reward taking excessive risk.

•	The enhanced recapture rights build off an existing clawback mechanism which goes well beyond employee acts of fraud or malfeasance and includes any conduct that is detrimental to the firm, including conduct resulting in a material restatement of the financial statements or material financial harm to the firm or one of its business units.

•	Shareholders will have an advisory vote on the firm’s compensation principles and the compensation of its named executive officers at the firm’s Annual Meeting of Shareholders in 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)
Date: December 11, 2009	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel